Exhibit 99.1

Thursday, July 16, 2026 FOR IMMEDIATE RELEASE
WaFd Announces Quarterly Earnings Per Share Of $0.84
Q3 Highlights

$66 Million	$0.84	0.96%	11.0%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity[1]

WaFd delivered strong results in the third quarter of fiscal 2026, with healthy growth in earnings, loans, and equity. Earnings per share increased 15% year-over-year and 2% compared to the March quarter. While overall loans outstanding grew modestly for the quarter, net loans in our active loan portfolios grew at an annualized rate of 10.4%. Growth in net interest income, combined with disciplined expense management, drove our efficiency ratio to 53.7%, and we delivered an 11.0% return on tangible common equity for the quarter. We believe that the market is beginning to recognize WaFd's consistent earnings power — our stock price is up 19% from March 31, with 4.7 million shares repurchased in the first two quarter of the fiscal year. I want to thank our team of bankers for their continued dedication to delivering for our clients and shareholders."

Brent Beardall President and CEO of WaFd Bank

Net Interest Income and NIM	■$181 million net interest income for the quarter compared to $178 million in Q2. ■Net interest margin at 2.81% for the quarter - same as Q2.	Credit Quality	■Non-performing assets at 0.49% of total assets compared to 0.48% for Q2. ■Delinquencies down to 0.75% of total loans compared to 0.78% for Q2.

Non-Interest Income and Expense
■Non-interest income up $4.4 million as a result of a gain on sale of a branch property.
■Non-interest expense stable compared to prior quarter.
■Efficiency ratio decreased to 53.69% compared to 55.66% in the prior quarter as a result of the increase in other income.
		Shareholder Returns and Stock Activity	■On June 5, 2026, the Company paid a cash dividend of $0.27 per share, 173rd consecutive quarterly dividend paid. ■ROATCE[1] of 11.0% compared to 10.8% at March 31 - a 2.1% increase over Q2.

[1] Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures
SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of WaFd Bank (or the "Bank"), today announced quarterly earnings of $66,130,000 for the quarter ended June 30, 2026, an increase of 1% from net earnings of $65,548,000 for the quarter ended March 31, 2026 and an increase of 7% from net earnings of $61,952,000 for the quarter ended June 30, 2025. After the effect of dividends on preferred stock, net income available for common shareholders was $0.84 per diluted share for the quarter ended June 30, 2026, compared to $0.82 per diluted share for the quarter ended March 31, 2026, and $0.73 per diluted share for the quarter ended June 30, 2025, an $0.11 or 15% increase in fully diluted earnings per common share.

Quarterly Earnings Release Q3 2026	1

WaFd Inc. Announces Third Quarter 2026 Results
The following table provides the Company's financial scorecard for the last five quarters:

	As of
(In thousands, except share and ratio data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
BALANCE SHEET
Cash	$676,467	$669,799	$734,915	$657,310	$809,252
Loans receivable, net	20,017,876	19,966,983	19,848,156	20,088,618	20,277,164
Allowance for credit losses ("ACL")	233,831	224,450	221,039	221,220	219,268
Available-for-sale securities, at fair value	4,190,263	4,352,258	4,142,285	3,533,201	3,387,497
Held-to-maturity securities, at amortized cost	858,261	745,727	764,794	645,802	512,854
Total investments	5,048,524	5,097,985	4,907,079	4,179,003	3,900,351
Total assets	27,596,970	27,568,785	27,285,744	26,699,699	26,731,915
Transaction deposits	12,745,791	12,746,921	12,865,974	12,306,532	11,969,124
Time deposits	8,186,284	8,377,230	8,550,996	9,131,104	9,417,447
Total deposits	20,932,075	21,124,151	21,416,970	21,437,636	21,386,571
Borrowings and junior subordinated debentures	3,315,697	3,114,548	2,488,411	1,817,249	1,991,087
Total shareholders' equity	3,022,569	2,981,283	3,029,407	3,039,575	3,014,325
Loans to customer deposits	95.63%	94.52%	92.67%	93.71%	94.81%

PROFITABILITY
Net income	$66,130	$65,548	$64,196	$60,597	$61,952
Net income to common shareholders	62,474	61,892	60,540	56,941	58,296
Diluted earnings per common share	0.84	0.82	0.79	0.72	0.73
Return on tangible common equity[1]	11.04%	10.82%	10.57%	9.99%	10.20%
Return on tangible assets[1]	0.97%	0.97%	0.97%	0.93%	0.94%
Net interest margin	2.81%	2.81%	2.70%	2.71%	2.69%
Efficiency ratio	53.69%	55.66%	55.25%	56.82%	56.01%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$36.81	$36.30	$35.70	$35.04	$34.30
Tangible common shareholders' equity per share[1]	30.82	30.27	29.91	29.38	28.69
Shareholders' equity to total assets	10.95%	10.81%	11.10%	11.38%	11.28%
Tangible shareholders' equity to tangible assets[1]	9.50%	9.35%	9.64%	9.89%	9.78%
Common shares outstanding	73,954,133	73,855,919	76,448,351	78,186,520	79,130,276
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY
ACL to gross loans	1.08%	1.05%	1.05%	1.04%	1.03%
Non-accrual loans to net loans	0.64%	0.62%	0.96%	0.64%	0.41%
Delinquencies to net loans	0.75%	0.78%	1.07%	0.60%	0.26%
Non-performing assets to total assets	0.49%	0.48%	0.75%	0.54%	0.36%
Total criticized loans to net loans	4.93%	4.24%	4.60%	4.39%	4.07%
Total adversely classified loans to net loans	2.59%	2.60%	2.94%	3.16%	3.54%
1Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.

Quarterly Earnings Release Q3 2026	2

WaFd Inc. Announces Third Quarter 2026 Results
Balance Sheet Total assets increased to $27.6 billion as of June 30, 2026, compared to $26.7 billion at September 30, 2025, primarily due to the purchase of investment securities during the period. Investment securities increased by $870 million, or 20.8% in the nine months ended June 30, 2026, a result of $1.4 billion of purchases, primarily discount-priced 30-year mortgage backed securities at an expected yield to maturity of 5%. Net loans decreased $71 million to $20.0 billion and cash increased $19 million, or 2.9% during same period.
Customer deposits totaled $20.9 billion as of June 30, 2026, compared to $21.4 billion at September 30, 2025. The effective weighted average interest rate, including non-interest-bearing deposits, was 2.39% as of June 30, 2026, compared to 2.69% at September 30, 2025. Transaction accounts increased by $439 million or 3.6% during the nine months ended June 30, 2026, while time deposits decreased $945 million or 10.3%. As of June 30, 2026, 60.9% of the Company’s deposits were transaction accounts, an increase from 57.4% at September 30, 2025. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 80.6% of deposits at June 30, 2026, up from 77.9% on September 30, 2025. Deposits that are uninsured or not collateralized were 25.4% of total deposits as of June 30, 2026, an increase from 24.7% as of September 30, 2025.
Borrowings totaled $3.3 billion as of June 30, 2026, up from $1.8 billion at September 30, 2025. The effective weighted average interest rate of borrowings was 3.08% as of June 30, 2026, compared to 2.50% at September 30, 2025.
Loan originations for active loan types totaled $1.5 billion for both the second and third fiscal quarters of 2026. Offsetting loan originations for these loan types in each of these quarters were loan repayments of $1.0 billion and $0.9 billion, respectively. Active loan types include the commercial segment and the consumer portfolio. Inactive loan types include all consumer residential portfolios. These loan types had repayments of $299 million during the quarter. Commercial loans represented 96% of all loan originations during the third fiscal quarter of 2026 and consumer loans accounted for the remaining 4%. The period end interest yield on the loan portfolio was 5.33% as of June 30, 2026, a decrease from 5.38% at September 30, 2025.
Tangible common equity per share is a key metric for our management team. For the nine months ended June 30, 2026, tangible book value per share grew to $30.82 at June 30, 2026 from $29.38 as of September 30, 2025. This metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures. During the quarter, the Company repurchased 8,806 shares of common stock at a weighted average price of $36.20 as a result of option exercise activity. Our share repurchase plan currently has a remaining authorization of 8.0 million shares which, depending on share price, may provide a compelling investment alternative.
Return on common shareholders' equity for the quarter ended June 30, 2026 was 9.23% compared to 9.05% for the quarter ended March 31, 2026. Adjusted for certain non-operating items, return on equity for the quarter was 8.80% compared to adjusted return on equity of 9.12% the prior quarter. Return on assets for the quarter ended June 30, 2026 was 0.96%, unchanged from the previous quarter. Adjusted for certain non-operating items, return on assets for the quarter was 0.92% compared to adjusted return on assets of 0.97% the prior quarter. For a reconciliation of these adjusted ratios, see the Non-GAAP Financial Measures section below.
WaFd’s capital ratios are expected to be in line with the March 2026 results which showed the total risk-based capital ratio at 14.4% and common equity tier 1 risk-based capital ratio at 11.4%. All ratios remain above current “well-capitalized” regulatory minimums. In March 2026, federal banking regulators re-proposed revisions to the Basel III Endgame capital framework, which remains subject to finalization following the close of the industry comment period in June 2026. Based on management’s review and analysis, using March 31, 2026 data, WaFd estimates that opting into the revised framework, once finalized, could reduce risk-weighted assets by approximately 12.5%, representing an estimated $317 million of total risk-based capital relief. We will continue to evaluate this opportunity as the rule is finalized.
Credit Quality Considering the shifting economic and monetary environment, further impacted by recent global developments, credit quality continues to be monitored closely. As of June 30, 2026, non-performing assets increased to $136 million, or 0.49% of total assets, from $132 million, or 0.48%, at March 31, 2026 and decreased from $143 million, or 0.54%, at September 30, 2025. The decrease compared to September is the result of non-accrual loans decreasing by $1.1 million, or 1%, since September 30, 2025 combined with decreases in real estate owned ("REO") of $2.9 million and other property owned of $3.3 million during the same time frame. Delinquent loans increased to 0.75% of total loans at June 30, 2026, compared to 0.60% at September 30, 2025 but decreased compared to 0.78% at March 31, 2026.
The allowance for credit losses (including the reserve for unfunded commitments) totaled $234 million as of June 30, 2026, and was 1.08% of gross loans outstanding, as compared to $221 million, or 1.04% of gross loans outstanding, as of September 30, 2025. This increase was the result in growth in the active loan portfolio, specifically C&I and Construction loans, in addition to concerns related to possible losses on adversely classified loans. Net charge-offs were $1.6 million for the third fiscal quarter of 2026, compared to $0.6 million for the prior quarter.

Quarterly Earnings Release Q3 2026	3

WaFd Inc. Announces Third Quarter 2026 Results
Profitability Net interest income was $181 million for the third fiscal quarter of 2026, an increase of $3.8 million or 2% from the prior quarter. The increase in net interest income was primarily due to a basis point increase in the rate earned on interest earning assets combined with a basis point decrease in the rate paid on interest bearing liabilities. As a result of these minor changes, the net interest margin held steady at 2.81% for the third fiscal quarter of 2026.
Total non-interest income was $24.2 million for the third fiscal quarter of 2026 compared to $19.8 million the prior quarter. The increase compared to the prior quarter was primarily due to $3.2 million of gains recognized on the sale of bank real estate combined with lower losses recognized on equity method investments.
Total non-interest expense was $110.3 million in the third fiscal quarter of 2026, an increase of $0.5 million, or 0.4%, from the prior quarter. The increase is the result of small increases in compensation, FDIC insurance and technology expenses.
The Company recorded an $11.0 million provision for credit losses in the third fiscal quarter of 2026 compared to a provision of $4.0 million the prior quarter. The provision for loan losses in the quarter ended June 30, 2026 was the result of growth in the active loan portfolio, specifically C&I and Construction loans, in addition to concerns related to possible losses on adversely classified loans. $1.6 million of net charge-offs were taken during the quarter.
Income tax expense totaled $18.2 million in the third fiscal quarter of 2026, as compared to $18.3 million for the prior quarter. The effective tax rate for the quarter ended June 30, 2026 was 21.6% compared to 21.8% for the quarter ended March 31, 2026. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 210 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company will host a conference call for investors and analysts at 7:00 am Pacific Time on Friday July 17, 2026. Participants may register for the call from a link on the Company's investor relations site (https://www.wafdbank.com/about-us/investor-relations) or through a direct link (https://register-conf.media-server.com/register/BI3742b47b9d1546a6a24d982d3a85576b). The Company uses its website to distribute financial and other material information about the Company.

# # #

Quarterly Earnings Release Q3 2026	4

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	June 30, 2026	September 30, 2025
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$676,467	$657,310
Available-for-sale securities, at fair value	4,190,263	3,533,201
Held-to-maturity securities, at amortized cost	858,261	645,802
Loans receivable, net of allowance for loan losses of $214,831 and $199,720	20,017,876	20,088,618
Interest receivable	99,120	98,589
Premises and equipment, net	291,606	261,271
Real estate owned	8,179	11,084
FHLB stock	155,392	88,068
Bank owned life insurance	281,131	275,159
Intangible assets, including goodwill of $418,447 and $414,722	443,670	442,093
Federal and state income tax assets	110,616	112,784
Other assets	464,389	485,720
	$27,596,970	$26,699,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$12,745,791	$12,306,532
Time deposits	8,186,284	9,131,104
Total customer deposits	20,932,075	21,437,636
Borrowings	3,263,359	1,765,604
Junior subordinated debentures	52,338	51,645
Advance payments by borrowers for taxes and insurance	36,094	59,845
Federal and state income tax liabilities	158	—
Accrued expenses and other liabilities	290,377	345,394
	24,574,401	23,660,124
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,862,525 and 154,408,001 shares issued; 73,954,133 and 78,186,520 shares outstanding	154,863	154,408
Additional paid-in capital	2,175,267	2,163,276
Accumulated other comprehensive income (loss), net of taxes	48,087	56,950
Treasury stock, at cost 80,908,392 and 76,221,481 shares	(1,886,075)	(1,740,761)
Retained earnings	2,230,427	2,105,702
	3,022,569	3,039,575
	$27,596,970	$26,699,699

Yield and margin as of period end
Loans receivable[1]	5.33%	5.38%
Mortgage-backed securities	4.51	4.44
Combined cash, investments and FHLB stock	4.22	4.96
Interest-earning assets	5.12	5.23
Interest-bearing customer accounts	2.71	2.95
Borrowings[1]	3.08	2.50
Interest-bearing liabilities	2.77	2.91
Net interest spread	2.35	2.32
Net interest margin	2.82	2.82
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q3 2026	5

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$267,243	$279,476	$793,598	$848,150
Mortgage-backed securities	46,569	27,855	129,812	70,118
Investment securities and cash equivalents	18,313	24,383	55,945	94,647
	332,125	331,714	979,355	1,012,915
INTEREST EXPENSE
Customer accounts	123,079	146,735	385,292	460,833
Borrowings and junior subordinated debentures	27,708	16,991	64,044	67,753
	150,787	163,726	449,336	528,586
Net interest income	181,338	167,988	530,019	484,329
Provision (release) for credit losses	11,000	2,000	18,500	4,750
Net interest income after provision (release)	170,338	165,988	511,519	479,579
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	112	—	112	20
Gain (loss) on termination of hedging derivatives	(12)	56	438	126
Loan fee income	2,181	1,650	5,751	4,807
Deposit fee income	8,142	7,588	23,674	21,691
Other income	13,755	8,979	34,271	26,212
Total non-interest income	24,178	18,273	64,246	52,856
NON-INTEREST EXPENSE
Compensation and benefits	57,399	53,481	168,709	166,118
Occupancy	11,842	11,755	34,723	34,042
FDIC insurance premiums	5,542	5,150	15,992	15,800
Product delivery	7,067	6,621	20,751	19,313
Information technology	16,157	15,022	46,460	43,695
Other expense	12,327	12,298	39,277	41,502
Total non-interest expense	110,334	104,327	325,912	320,470
Gain (loss) on real estate owned, net	167	(176)	603	54
Income before income taxes	84,349	79,758	250,456	212,019
Income tax provision	18,219	17,806	54,582	46,548
Net income	66,130	61,952	195,874	165,471
Dividends on preferred stock	3,656	3,656	10,969	10,968
Net income available to common shareholders	$62,474	$58,296	$184,905	$154,503

PER SHARE DATA
Basic earnings per common share	$0.85	$0.73	$2.45	$1.91
Diluted earnings per common share	0.84	0.73	2.45	1.91
Cash dividends per common share	0.27	0.27	0.81	0.80
Basic weighted average shares outstanding	73,901,725	79,888,520	75,458,381	80,748,838
Diluted weighted average shares outstanding	74,046,838	79,907,672	75,553,798	80,821,807
PERFORMANCE RATIOS
Return on average assets	0.96%	0.92%	0.96%	0.81%
Return on average common equity	9.23%	8.54%	9.05%	7.55%

Quarterly Earnings Release Q3 2026	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$267,243	$262,148	$264,207	$271,787	$279,476
Mortgage-backed securities	46,569	44,341	38,902	32,953	27,855
Investment securities and cash equivalents	18,313	18,245	19,387	21,794	24,383
	332,125	324,734	322,496	326,534	331,714
INTEREST EXPENSE
Customer accounts	123,079	125,999	136,214	143,874	146,735
Borrowings and junior subordinated debentures	27,708	21,165	15,171	12,754	16,991
	150,787	147,164	151,385	156,628	163,726
Net interest income	181,338	177,570	171,111	169,906	167,988
Provision for credit losses	11,000	4,000	3,500	3,000	2,000
Net interest income after provision	170,338	173,570	167,611	166,906	165,988
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	112	—	—	—	—
Gain (loss) on termination of hedging derivatives	(12)	426	24	32	56
Loan fee income	2,181	2,216	1,354	2,081	1,650
Deposit fee income	8,142	7,674	7,858	7,959	7,588
Other income	13,755	9,497	11,019	8,319	8,979
Total non-interest income	24,178	19,813	20,255	18,391	18,273
NON-INTEREST EXPENSE
Compensation and benefits	57,399	57,120	54,190	56,028	53,481
Occupancy	11,842	11,711	11,170	10,895	11,755
FDIC insurance premiums	5,542	5,050	5,400	4,400	5,150
Product delivery	7,067	7,110	6,574	6,558	6,621
Information technology	16,157	15,919	14,384	16,406	15,022
Other expense	12,327	12,947	14,003	12,706	12,298
Total non-interest expense	110,334	109,857	105,721	106,993	104,327
Gain (loss) on real estate owned, net	167	280	156	(681)	(176)
Income before income taxes	84,349	83,806	82,301	77,623	79,758
Income tax provision	18,219	18,258	18,105	17,026	17,806
Net income	66,130	65,548	64,196	60,597	61,952
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$62,474	$61,892	$60,540	$56,941	$58,296

Quarterly Earnings Release Q3 2026	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.85	$0.82	$0.79	$0.73	$0.73
Diluted earnings per common share	0.84	0.82	0.79	0.72	0.73
Cash dividends per common share	0.27	0.27	0.27	0.27	0.27
Basic weighted average shares outstanding	73,901,725	75,487,399	76,969,729	78,509,472	79,888,520
Diluted weighted average shares outstanding	74,046,838	75,574,228	77,015,554	78,573,457	79,907,672
PERFORMANCE RATIOS
Return on average assets	0.96%	0.96%	0.96%	0.91%	0.92%
Return on average common equity	9.23	9.05	8.86	8.36	8.54
Net interest margin	2.81	2.81	2.70	2.71	2.69
Efficiency ratio	53.69	55.66	55.25	56.82	56.01

Quarterly Earnings Release Q3 2026	8

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(Unaudited - In thousands, except for share and ratio data)
Shareholders' equity - GAAP	$3,022,569	$2,981,283	$3,029,407	$3,039,575	$3,014,325
Less intangible assets - GAAP	443,670	445,511	443,085	442,093	444,291
Tangible shareholders' equity	$2,578,899	$2,535,772	$2,586,322	$2,597,482	$2,570,034
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,278,899	$2,235,772	$2,286,322	$2,297,482	$2,270,034

Total assets - GAAP	$27,596,970	$27,568,785	$27,285,744	$26,699,699	$26,731,915
Less intangible assets - GAAP	443,670	445,511	443,085	442,093	444,291
Tangible assets	$27,153,300	$27,123,274	$26,842,659	$26,257,606	$26,287,624

Tangible Metrics
Common shares outstanding - GAAP	73,954,133	73,855,919	76,448,351	78,186,520	79,130,276
Tangible common equity per share	$30.82	$30.27	$29.91	$29.38	$28.69
Tangible equity to tangible assets	9.50%	9.35%	9.64%	9.89%	9.78%

Quarterly Earnings Release Q3 2026	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(Unaudited - In thousands, except for ratio data)
Average shareholders' equity - GAAP	$3,008,370	$3,034,123	$3,033,933	$3,023,098	$3,030,745
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	444,665	445,155	442,226	443,382	445,733
Average tangible common equity	$2,263,705	$2,288,968	$2,291,707	$2,279,716	$2,285,012

Average Assets - GAAP	$27,612,152	$27,350,614	$26,852,389	$26,540,782	$26,813,500
Less average intangible assets - GAAP	444,665	445,155	442,226	443,382	445,733
Average tangible assets	$27,167,487	$26,905,459	$26,410,163	$26,097,400	$26,367,767

Average Tangible Metrics
Net income - GAAP	66,130	65,548	64,196	60,597	61,952
Net income available to common shareholders - GAAP	62,474	61,892	60,540	56,941	58,296
Return on tangible common equity	11.04%	10.82%	10.57%	9.99%	10.20%
Return on tangible assets	0.97%	0.97%	0.97%	0.93%	0.94%

Quarterly Earnings Release Q3 2026	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Non-Operating Items	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(Unaudited - In thousands, except for share and ratio data)
Non-interest income adjustments
(Gain)Loss on sale of branch property	$(3,205)	$27	$(3,214)	$467	$4
Distribution received on LBC equity method investment	(225)	(225)	(237)	(251)	(255)
(Gain)Loss on WaFd Bank equity method investment	(48)	1,072	408	(815)	304
Total non-interest income adjustments	$(3,478)	$874	$(3,043)	$(599)	$53

Net Income - GAAP	$66,130	$65,548	$64,196	$60,597	$61,952
Non-interest income adjustments	(3,478)	874	(3,043)	(599)	53
REO adjustments	(167)	(280)	(156)	681	176
Income tax adjustment	787	(129)	704	(18)	(51)
Net Income - non-GAAP	$63,272	$66,013	$61,701	$60,661	$62,130

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders - non-GAAP	$59,616	$62,357	$58,045	$57,005	$58,474

Basic weighted average number of shares outstanding - GAAP	73,901,725	75,487,399	76,969,729	78,509,472	79,888,520
Diluted weighted average number of shares outstanding - GAAP	74,046,838	75,574,228	77,015,554	78,573,457	79,907,672

Basic EPS - non-GAAP	$0.81	$0.83	$0.75	$0.73	$0.73
Diluted EPS - non-GAAP	0.81	0.83	0.75	0.73	0.73

Quarterly Earnings Release Q3 2026	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	53.7%	55.7%	55.3%	56.8%	56.0%

Net interest income - GAAP	$181,338	$177,570	$171,111	$169,906	$167,988
Total interest income adjustments	—	—	—	—	—
Net interest income - non-GAAP	$181,338	$177,570	$171,111	$169,906	$167,988

Non-interest expense - GAAP	$110,334	$109,857	$105,721	$106,993	$104,327
Less non-operating expenses	—	—	—	—	—
Non-interest Expenses - non-GAAP	$110,334	$109,857	$105,721	$106,993	$104,327

Non-interest income - GAAP	$24,178	$19,813	$20,255	$18,391	$18,273
Total other income adjustments	(3,478)	874	(3,043)	(599)	53
Non-interest income - non-GAAP	$20,700	$20,687	$17,212	$17,792	$18,326

Net Interest Income - non-GAAP	$181,338	$177,570	$171,111	$169,906	$167,988
Non-interest income - non-GAAP	20,700	20,687	17,212	17,792	18,326
Total Income - non-GAAP	$202,038	$198,257	$188,323	$187,698	$186,314

Adjusted Efficiency Ratio	54.6%	55.4%	56.1%	57.0%	56.0%

Quarterly Earnings Release Q3 2026	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$66,130	$65,548	$64,196	$60,597	$61,952
Net income available to common shareholders - GAAP	$62,474	$61,892	$60,540	$56,941	$58,296

Average Assets	27,612,152	27,350,614	26,852,389	26,540,782	26,813,500
Return on Assets	0.96%	0.96%	0.96%	0.91%	0.92%

Average Common Equity	$2,708,370	$2,734,123	$2,733,933	$2,723,098	$2,730,745
Return on Common Equity	9.23%	9.05%	8.86%	8.36%	8.54%

Adjusted:
Net Income - non-GAAP	$63,272	$66,013	$61,701	$60,661	$62,130
Net income available to common shareholders - non-GAAP	$59,616	$62,357	$58,045	$57,005	$58,474

Average Assets	27,612,152	27,350,614	26,852,389	26,540,782	26,813,500
Adjusted Return on Assets	0.92%	0.97%	0.92%	0.91%	0.93%

Average Common Equity	2,708,370	2,734,123	2,733,933	2,723,098	2,730,745
Adjusted Return on Common Equity	8.80%	9.12%	8.49%	8.37%	8.57%

Quarterly Earnings Release Q3 2026	13

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2025 10-K and Quarterly Reports on Form 10-Q, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, tariffs, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including through the use of artificial intelligence, such as security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, which may impose restrictions or penalties on the Company's activities and changes in laws, regulations, or government policies; (ix) expectations regarding key growth initiatives and strategic priorities; (x) our reliance on third party provided technology and developments related to artificial intelligence; (xi) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xii) litigation risks resulting in significant expenses, losses and reputational damage; (xiii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiv) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #
CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q3 2026	14